As filed with the Securities and Exchange
Commission on October 15, 2002
Commission File Number

     SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549

              Amendment 4 to
      FORM SB-2 REGISTRATION STATEMENT
       Under The Securities Act of 1933
      Commission File Number 333-81152

          THE PRISON CONNECTION, INC.
Nevada             4119            65-1135404
 (State or other    (Primary Standard Industrial (I.R.S. Employer
jurisdictions      Classification Code Number)   Identification number)
of incorporation
or organization


       4358 Wellington Shores Drive
        Wellington, Florida 33467
        Telephone: 1-888-218-8464
(Address and telephone number of registrant's principal executive offices and principal place of business.)

           Jennifer Newman
     4358 Wellington Shores Drive
      Wellington, Florida 33467
     Telephone: 1-888-218-8464
(Name, address and telephone number of agent for service)

with copies to:
    Jody M. Walker, Attorney At Law
      7841 South Garfield Way
     Littleton, Colorado 80122

If any of the securities being registered on this
Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   | x |

Approximate date of proposed sale to the public:
As soon after the effectiveness of the registration statement as is practicable.

                       CALCULATION OF REGISTRATION FEE
Title of each                            Proposed       Proposed       Amount of
class of                 Amount to be    offering       aggregate     registration
securities                registered      price       offering price(2)   fee
common stock(1)            1,000,000      $3.00        $3,000,000      $750.00

  (1)Represents common stock being registered on behalf of Selling Security Holders.
  (2)Estimated solely for the purpose of
calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities
Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated September 15, 2002
SUBJECT TO COMPLETION

      1,000,000 common shares on behalf of
           selling security holders

- - -

           The Prison Connection, Inc.


Selling security holders will sell at the fixed price of $3.00 per common share until the common stock is quoted on the bulletin board and thereafter at prevailing market prices.


No public market currently exists for our shares.


We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.


The offering terminates on June 30, 2003.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission
has approved these common shares or determined that
this prospectus is accurate or complete.   Any
representation to the contrary is a criminal offense.

The information in this prospectus is not complete
and may be changed. We may not sell these
securities until the registration statement filed
with the Securities and Exchange Commission is
effective.   This prospectus is not an offer to
sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                          5
RISK FACTORS                                6
   We have not conducted any operations
      to date
   We do not have a market in our
      securities
   The tradability in our stock will be
      limited
   Adverse economic conditions could
      negatively affect demand
   Adverse weather conditions could
      negatively affect demand
   Our auditors have expressed a substantial doubt
      about our ability to continue as a going
      concern issue
   We will need to pursue additional debt
      or equity financing
   We may secure long-term debt with our
      Assets
   Our officers' and directors' lack of
      experience could negatively affect
      our operations
SELLING SECURITY HOLDERS                    9
TERMS OF THE OFFERING                      10
USE OF PROCEEDS                            11
THE PRISON CONNECTION, INC.                11
PLAN OF OPERATION                          17
MANAGEMENT                                 20
PRINCIPAL SHAREHOLDERS                     24
CERTAIN TRANSACTIONS                       25
SHARES ELIGIBLE FOR FUTURE SALE            25
MARKET FOR REGISTRANT'S COMMON EQUITY      26
DESCRIPTION OF SECURITIES                  26
INDEMNIFICATION                            27
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL STATEMENTS                     28
LEGAL MATTERS                              28
LEGAL PROCEEDINGS                          29
ADDITIONAL INFORMATION                     29
EXPERTS                                    30
INTERESTS OF NAMED EXPERTS AND COUNSEL     30
FINANCIAL STATEMENTS                       31

                        Prospectus Summary


The Prison Connection, Inc.

Our executive offices are located at 4358
Wellington Shores Drive, Wellington, Florida 33467.
These offices consist of 500 square feet, which are provided rent free by one of our shareholders. Our telephone number is 1-888-218-8464.

Corporate
Operations         We are a development stage
                   company.  We have no cash, no
                   revenues, no current operations
                   of any type and have experienced
                   losses since inception.

                   The Prison Connection will
                   offer reliable and affordable
                   transportation to families and
                   friends of the prison
                   population at a discounted
                   rate.

                   We have not yet begun to offer
                   transportation services to
                   families and friends of
                   prisoners.

Financial
Constraints        We currently have no
                   working capital and will
                   require additional funding to
                   expand operations

Sales by Selling
Security Holders   Selling security holders will
                   sell at the fixed price of $3.00
                   per common share until the
                   common stock is quoted on the
                   bulletin board and thereafter at
                   prevailing market prices.

                   We are registering common
                   shares on behalf of selling
                   security holders in this
                   prospectus. We will not receive
                   any cash or other proceeds in
                   connection with the subsequent
                   sale.   We are not selling any
                   common shares on behalf of
                   selling security holders
                   and have no control or affect
                   on these selling security
                   holders.

Market for
Common Stock       We currently have no active
                   trading market for our
                   securities. We cannot assure
                   you that an active trading
                   and/or a liquid market will
                   develop in our securities.

Transfer Agent     Florida Atlantic Stock Transfer
                   7130 Nob Hill Road
                   Tamarac, Florida 33321
                   Tel: 954-726-4954


              Risk Factors

1.   We have not conducted any operations to date
and have not generated any revenues.   We may never
obtain profitable operations.

We have a no operating history. Since our
incorporation and until June 26th, 2001 when we
acquired the assets used in our current operation,
we performed only administrative operations to
pursue this offering. We have an accumulated
deficit of ($27,179) as of July 31, 2002.  We have
had no material operating revenue to date and
expect to incur losses and administrative expenses
until we receive revenues from any of our proposed
operations.   If we cannot generate revenues, we
may never achieve profitable operations.

2. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. The tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less
than $5.00 per share, trading in the common stock
would also be subject to the requirements of Rule
15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

4. Adverse economic conditions could negatively effect the demand for our services.

Our services are available to friends and families
of prisoners.   This target market tends to
comprise families with limited means. Adverse economic conditions could negatively affect their ability to pay for our services.

5. Adverse weather conditions could negatively affect the demand for our services.

During severe weather, family and friends of prisoners may not want to travel. Our passenger service may be negatively affected by prolonged periods of severe weather.

6. Our auditors have expressed a substantial doubt about our ability to continue as a going concern.

Our auditors have expressed reservations concerning our
ability to continue as a going concern.  They have
stated in their report that there is substantial doubt
about our ability to continue as a going concern.   We
have not yet received any revenues from the sale of our transportation services and will continue to incur losses.

7.   We will need to pursue additional debt or
equity financing to fully implement our business
plan.   Our limited history of operations may make
it difficult for us to obtain such financing.   We
may be unable to commence operations if we cannot obtain additional financing.

To fully implement our business plan The Prison
Connection, Inc. will require additional funding.
If we are unable to obtain funding, we may be unable to commence operations. We have a limited history of operations and we may have difficulty in obtaining financing on reasonable terms. We cannot assure you that our operations will be profitable.

8.  We may secure long-term debt with our assets.
We may lose these assets if we are unable to meet future debt obligations.

Currently, The Prison Connection, Inc. does not have any long-term debt. However, The Prison
Connection, Inc. may borrow funds from lenders to acquire equipment and, or vehicles in the future, or The Prison Connection, Inc. may issue corporate debt securities in public or private offerings.

These additional borrowings may be secured by the equipment, and or vehicles owned by The Prison
Connection, Inc. or the revenue stream from leased equipment, and or vehicles. We cannot assure you that we will be able to meet our debt service obligation.

To the extent that we cannot meet our obligations
in the future, The Prison Connection risk the loss
of some or all of our assets, including any
equipment securing such debt, to foreclosure.  This
could result in a financial loss to The Prison
Connection.   Adverse economic conditions could
result in higher interest rates on variable rate debt that could impact The Prison Connection's ability to repay the indebtedness as well as compete for new leases.

9.   You may experience dilution if we issue
additional restricted common shares.

We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of The Prison Connection's, Inc. common shares and investors in this offering.

10.   Our officers and directors lack experience in
our anticipated line of business.   They may not be
able to adequately run the operations of The Prison
Connection.

Our officers and directors do not have experience in our anticipated line of business. Their lack of experience may hinder them in the day to day handling of our operations. They may not be able to anticipate certain business issues or may not handle specific issues in an efficient, cost effective manner.

        Selling Security Holders

The Prison Connection, Inc. shall register pursuant to this prospectus 1,000,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering
Dennis C. Jordan(1)       100,000     200,000       3.47%     100,000          1.74%
Miriam Wiseman            315,000     315,000       5.47%           0             0%
Craig Thomas(2)           100,000     200,000       3.47%     100,000          1.74%
Godfrey Comrie              1,000       1,000        .02%           0             0%
Herman G. Herbig           15,000      15,000        .26%           0             0%
Mark W. Sanwo               1,000       1,000        .02%           0             0%
John J. Jado                1,000       1,000        .02%           0             0%
Leonardo Castro             1,000       1,000        .02%           0             0%
Earnest Strong              1,000       1,000        .02%           0             0%
Binh Nguyen                   500         500        .01%           0             0%
Stephanie Geiger            1,000       1,000        .02%           0             0%
Christian J.C. Herbig       1,000       1,000        .02%           0             0%
Cris Alaimo                   500         500        .01%           0             0%
Aung Maung                    500         500        .01%           0             0%
Jean Pailet                   500         500        .01%           0             0%
Carol A. McSwiney           1,000       1,000        .02%           0             0%
Geraldine Salvatorelli      1,000       1,000        .02%           0             0%
Phyllis M. Hedges           1,000       1,000        .02%           0             0%
Howard J. Willis              500         500        .01%           0             0%
First Source, Inc.(3)      10,000      10,000        .17%           0             0%
Hector Carrasquillo         1,000       1,000        .02%           0             0%
Carmen N. Perez             1,000       1,000        .02%           0             0%
Aida L. Carrsquillo         1,000       1,000        .02%           0             0%
Jeffrey Carrasquillo        1,000       1,000        .02%           0             0%
Marilyn Salmonson           1,000       1,000        .02%           0             0%
Lisa Ross                   1,000       1,000        .02%           0             0%
Sally Fuster                5,000       5,000        .09%           0             0%
Louis Weisman               1,000       1,000        .02%           0             0%
William Moreno                500         500        .01%           0             0%
Jill DiStefano            365,000     365,000       6.33%           0             0%
Jane Trube(4)              70,000      70,000       1.21%           0             0%

1. Dennis C. Jordan is a registered principal and owner of Independent Securities Investors
Corporation, a registered broker/dealer.
2. Craig A. Thomas is a registered principal and FINOP of Independent Securities Investors
Corporation, a registered broker/dealer.
3.  Arnold Purnell is the sole owner of First
Source, Inc.
4.  Ms. Trube is a director of Prison Connection.

Mr. Jordan and Mr. Thomas were the previous officers of The Prison Connection prior to the change of control and the name change from Business
Advantage No. 8, Inc. They purchased the common shares through the ordinary course of business and, at the time of the purchase of the securities to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

            Terms of the Offering

Plan of Distribution.   We are not selling any
common shares on behalf of selling security holders and have no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the
over-the-counter market.   The selling security
holders may sell their common shares in one or more
transactions.   These may include "block"
transactions in the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at $3.00 per common share.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

The Prison Connection, Inc. is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of The Prison Connection, Inc. to their respective outstanding shareholders or partners.

The Prison Connection, Inc. is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

The Prison Connection, Inc. will receive no portion
of the proceeds from the sale of the common shares
by the selling security holders and will bear all
of the costs relating to the registration of this
offering (other than any fees and expenses of
counsel for the selling security holders).   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

The Prison Connection, Inc. expects to pay offering
expenses from revenues that will be generated
shortly after operations commence.  If no revenues
are available when offering expenses are due, Sal
Tarantola, a majority shareholder and Jane Trube, a
director have verbally agreed to make advances if
immediate payment is required.   These individuals
are not legally bound to provide such funding.

Offering Period.   This offering will terminate on
or before June 30, 2003.

              Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.


             The Prison Connection, Inc.

The Prison Connection was incorporated on November
18, 1997, in the State of Nevada as Business
Advantage No.8.  The name was changed as on June

26, 2001.

The Prison Connection's executive offices are
located at 4358 Wellington Shores Drive Wellington,
Florida 33467.   Our telephone number is 1-888-218-
8464. These offices consist of 500 square feet, which are provided rent-free by Salvatore
Tarantola, a major shareholder of The Prison
Connection. Salvatore Tarantola is under no obligation to continue providing office space for free.

As part of our business plan, The Prison Connection shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

Employees.   The Prison Connection, Inc. has no
employees.   Management will run the reservation
center. Any other services, including the establishment and maintenance of the website will be outsourced.

Acquisition of Assets.   On June 26, 2001, we
acquired the assets necessary to pursue our current
operations from Salvatore Tarantola.   Pursuant to
the acquisition agreement, we issued 1,500,000
common shares to Mr. Tarantola.   The officers and
directors resigned and Mr. Tarantola and Stephen
Bis were appointed as interim directors. On
September 27, 2001, the new board was elected.

The assets acquired were a computer with software to help track and manage the reservation center, business plan with contacts of transportation companies, templates for flyers and postcards and a database consisting of 170,000 inmates on file in the state of Texas, 70,000 inmates in the state of Florida and 40,000 inmates in the state of Illinois.
The assets were valued at the fair market value of the common shares issued which approximates the historical cost of the assets to Mr. Tarantola.

Business of Prison Connection

The Prison Connection, Inc. is in the early
developmental and promotional stages.   To date our
only activities have been organizational ones,
directed at developing its business plan.   The
Prison Connection, Inc. has not commenced any
commercial operations.    Jane Trube, a director,
has made a verbal commitment to advance us a minimum of $10,000 so that we can launch the necessary mailing to our potential passenger list and provide any necessary expenses to commence operations.

Other than these amounts and advances to cover offering expenses, our management and significant shareholders have not made any commitments to provide financing.

The Prison Connection will offer transportation - -
- to families and friends of the prison population
that otherwise may not have been able to visit them
under their own resources.     This alternative to
self-transportation also allows the families and
friends to relax along with providing the savings
of cost associated with traveling to prisons
throughout the United States.   - - - We will offer
point-to-point destination services by arranging
for a destination in which the individuals using
the service will meet, then transporting them
directly to the prison itself.   We will not charge
an additional taxi fee to the facility.

We do not have any arrangements with local motor coach and are not in current negotiations with local motor coach carriers.

Prison Connection has established a reservation center that consists of toll free lines that will be operational 24 hours a day, seven days a week.
The toll free number is available to anyone in the country. If there are family members in another state who fly in and would like to visit an inmate, they can make reservations for transportation to the prison facility.

We intend to commence operations at the reservation center in the fourth quarter of 2002.

In addition, Prison Connection will make available many value added services to its clients such as providing discount travel certificates for future travel and offering discount telephone calling cards. There is no formal contract with any specific telephone card company at this time.

Services

Prison Connection will offer affordable travel services to the family members and friends of citizens within the prison population.

Prison Connection will try to create brand awareness through the inmates, their friends and families, and direct customers to a single web location where with the click of a mouse they can
   -   make reservations,
   -   receive quotes,
   -   receive schedules and
   -   make payments directly to Prison
       Connection.

Our website is not currently developed.

Initial Markets

Prison Connection will focus initially on providing services in two major statewide markets, Florida first and then New York.

The following information is from the website of
the Florida Department of Corrections -
www.dc.fl.us.   The prisoners are allowed visitors
on weekends and holidays.

Prison population - 2000        Prisoners      Allowed Visitors   Potential Clients
   Florida                       70,000           15               1,050,000
   New York                      70,000           10                 700,000
   California                   150,000           10               1,500,000
   Texas                        170,000           10               1,700,000

Upon the generation of sufficient revenue, we expect to expand our services throughout all major states, next to include California and Texas; with continue addition of two states per quarter until complete penetration throughout the United States and District of Columbia. Future vision will be to expand into related markets, such as England.

The database we purchased from Mr. Tarantola
includes names and telephone numbers as well as
addresses of potential passengers wishing to travel
with us in Florida and New York.   Through mailings
to the prisons, we will contact these potential
passengers to advertise our services.  They can
then call our reservation center to set up a travel
date and departure time.   We will then outsource
the travel to a local motorcoach carrier for
transportation.   The expenses will be paid from
proceeds generated from travel fees.   No
substantial expenses will be generated unless
motorcoaches are being used.  At that time, fees
necessary to cover expenses will be provided from
customer travel revenue.   Our costs will be mainly
telephone charges.

Market Analysis Summary

Prison Connection will operate a reservation center and will be focusing on all family members as well as friends and acquaintance of the convict. As the business expands Prison Connection's goal is to expand into markets throughout the United States, with final expansion into England.

Prison Connection's most important group of potential customers is the immediate family members of the incarcerated individual. These are

   - generally significant others or spouses to the convict,
   -   with additional family members being
parent mothers and fathers extending out to brothers and sisters.

Most of which do not have the means to visit their
loved ones. Others do not want the hassle of
driving them and their family members and friends
to the Prison.   As they use Prison Connection
services, Prison Connection believes the atmosphere along with free food and beverages for trips in excess of six hours will further entice them to continually use Prison Connection transportation services.

Market Segmentation

Pursuant to statistics provided by the Florida
Department of Corrections on its website, www.dc.fl.us, federal penitentiaries in the United
States contain just under 10% of the total prison population. - - - The prisoners that make up of this population were committed due to more of a high profile, or white collar crimes. Their family members on the average have more of a net worth and are less likely to use Prison Connection's services compared to state prisoners.

State prisoners in the United States contain over
90% of the total population.   The number of
prisoners increases approximately 6.5% per year.
This prisoner population contains criminals from
minor theft to life, or death row. Their family
members on the average are medium to low-income
citizens, with little recourses to visit their
loved ones.
- - -

As the population figures change and the make up of the prisoner evolves, it may be necessary to reevaluate Prison Connection's position within the designated markets, which may result in changes in

Prison Connection's targeted markets and concentrated effort. This first revaluation will take place within the first six months of Prison
Connection's operation.

Note, England is Prison Connection's long-term goal with no immediate start date at time of this projection. As Prison Connection's services expand within the United States, a target date for this market will be established. Prison Connection will review target possibilities with a full review of licensing requirements if necessary and profitability projections.

Possible future acquisition of owner-operated
routes.   Prison Connection may expand its
operations to cover county jails.  The Prison
Express, an affiliated company that previously
serviced these routes has become inactive.   If
cash flow allows and a recent investigation of Prison Express' dealings with the route owners by the State of Florida is resolved, Prison Connection may purchase some or all of the owner-operated routes to county jails instead of contracting for these services.

To date, no negotiations have been entered into with the owners of any of these routes.

Competition

Based on an in-house cost analysis and comparison
of motor carrier rates, pricing of projects and
billing rates are variable. In selected parts of
the country, there can be a range of $50.00 to
$100.00 or so.   For example, in the New York
market, the fee for transportation service is
expected at about $50.00 per customer.   However,
in the Florida market, it may reach upwards of
$300.00. This is due in part to economic conditions
and the vast distances that vary from region to
region.   Unfortunately at this level, it is easier
to be priced too low than too high.   Clients and
potential clients expect to pay reasonable fees for the best quality in worrisome free transportation service. The nature of the billing, however, is not at all sensitive.

The Prison Gap is only known competitor in the
prison transportation service located within the
New York market.   There are no other known
providers within the USA.   Prison Express, Inc., a
company controlled by Sal Tarantola, a majority
shareholder of the Prison Connection operated
solely on the county jail level in Florida while we
are focusing only on prisons.   Prison Express,
Inc. has recently become inactive.

Reports to Security Holders.   We shall become
subject to the informational requirements of the
Securities Exchange Act of 1934, as amended, and in
accordance therewith will file reports and other
information with the Securities and Exchange
Commission.   We have not yet filed any reports
with the Securities and Exchange Commission.

The reports and other information filed by us can
be inspected and copied at the public reference
facilities maintained by the Commission in
Washington, D.C.   Copies of such material can be
obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders:
       -   an annual report containing financial
           information examined and reported upon
           by its certified public accountants;
       -   unaudited financial statements for each
           of the first three quarters of the
           fiscal year; and
       -   additional information concerning the
           business and operations of The Prison
           Connection deemed appropriate by
           the Board of Directors.


              Plan of Operation

We have not had any revenues since inception.

Our ability to continue as a going concern is dependent upon obtaining capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan

Financial liquidity and Capital Resources.  Prison
Connection, Inc. requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan. The initial working capital for Prison Connection has been obtained through sale of its common stock.

For the nine months ended July 31, 2002 and 2001, The Prison Connection did not pursue any investing activities.

For the years ended October 31, 2001 and 2000, The
Prison Connection did not pursue any investing activities.

For the nine months ended July 31, 2002 and 2001, The Prison Connection did not pursue any financing activities.

For the years ended October 31, 2001 and 2000, The
Prison Connection did not pursue any financing activities.

On a long-term basis, liquidity is dependent on commencement of operations and the receipt of revenues as well as additional infusions of equity and debt capital. Prison Connection, Inc. believes that additional equity and debt financing in the short term will allow us to implement the business opportunity. We believe this will result in the receipt of revenue and increased liquidity in the long term. However, there can be no assurance that Prison Connection will be able to obtain the additional equity or debt financing in the future.

Results of Operations.   For the nine months ended
July 31, 2002, The Prison Connection received no revenues and had a net loss of ($9,667). The costs and expenses consisted of general and administrative expenses including legal and accounting fees.

For the nine months ended July 31, 2001, The Prison
Connection received no revenues and had a net loss of ($334). The costs and expenses consisted of general and administrative expenses.

For the year ended October 31, 2001, Prison
Connection received no revenues and had a net loss
of ($13,262).   The costs and expenses consisted of
general and administrative expenses including legal and accounting fees and administrative fees

For the year ended October 31, 2000, Prison
Connection received no revenues and had a net loss
of ($500).   The costs and expenses consisted of
accounting fees of $500.

Financial Strategy.   We presently have a database
of names and telephone numbers as well as addresses
of potential passengers wishing to travel with us
in Florida and New York.   Potential passengers
telephone our reservation center to set up a travel
date and departure time.   We then outsource the
travel to a local motorcoach carrier for
transportation.   The expenses will be paid from
proceeds generated from travel fees.   No
substantial expenses are generated unless motorcoaches are being used. At that time, fees necessary to cover expenses are provided from customer travel revenue.

Prison Connection will use a mailing program to
solicit our customers.     We will send a package
to each prison with information flyers to be placed
through the prison by staff members.   Inmates
notify their family members who in turn call us for
reservations if they need our services.   We will
initially send these to approximately 90 prisons.
Printing costs for approximately 2000 flyers is $46.00 with mailing costs of $2.20 per package or $200.

The Florida Department of Corrections has divided
the state geographically into institutional
regions.   We have identified five separate
transportation routes in each region.   We plan to
commence services in region one in the fourth quarter of 2002, and adding an additional region in each of the next three quarters thereafter. We will then commence services in the state of New
York.

Based on information provided by the Florida
Department of Corrections:
   Region one   -  18,000 inmates
   Region two   -  18,000 inmates
   Region three -  16,000 inmates
   Region four  -  23,000 inmates

If 5% of the population responds to our flyers,
there would be 938 passengers each week.   Based on
maximum passengers after 12 months,  we estimate a
need to arrange the following transportation:
  Van transportation   -  62 vans per week
  Mini-bus transportation  - 36 mini-bus per week
  Motorcoach transportation - 21 motorcoaches per week

We will outsource the travel to a local carrier for
transportation.   The expenses will be paid from
proceeds generated from travel fees.   No
substantial expenses will be generated unless
motorcoaches are being used.  At that time, fees
necessary to cover expenses will be provided from
customer travel revenue.   Our costs will be mainly
mailing and telephone charges.

Through advances from our director, Jane Trube, we believe that we can meet our cash requirements for at least six months or until sufficient initial revenues are generated to continue operations, whichever occurs first. We have no plans, preliminary or otherwise, to obtain additional equity or debt financing in the future, though we will have to pursue some type of financing in the next twelve months to expand operations.

                 Management

Pursuant to the certificate of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Prison Connection's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of The
Prison Connection, Inc. Directors may only be removed for "cause". The term of office of each officer of The Prison Connection, Inc. is at the pleasure of our board of directors.

The principal executive officers and directors of The Prison Connection are as follows:

Name                         Position                   Term(s) of
                                                          Office
Jennifer Newman            President/CEO              November 21,2001
 Age 30                                               To present

Michael Bonkosky	         Secretary/Treasurer        November 21, 2001
 Age 47                                               To present

Jane Trube	               Director                   November 21, 2001
 Age 53                                               to present

John Daley                 Director                   November 21, 2001
 Age 66                                               To present

William T. McCorkle        Vice President             April 2002 to present
 Age 42                     Director                  November 21, 2001
                                                         To present

Upon commencement of operations, Ms. Newman, Mr.
Bonkosky and Mr. McCorkle will devote 100% of their time to the operation of the business.

The directors named above will serve until the next
annual meeting of The Prison Connection's
stockholders.   Officers will hold their positions
at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of The Prison
Connection, Inc. and any other person under which any director or officer was or is to be selected as a director or officer.

Biographical Information

Jennifer Newman, President/CEO

Jennifer Newman has served as president and
director of The Prison Connection since November
2001. Ms. Newman has developed and operated our
reservation call center. From October 1993 to
November 1996, Ms. Newman was operations manager of
the Boca Raton First National Bank.   From November
1996 to January 1998, Ms. Newman worked as
grievance and appeal manager of Humana, Inc., a HMO
insurance company.  From January 1998 to February
1999, Ms. Newman was customer service supervisor
for Foundation HeathCare, Inc.   From May 1999 to
November 2001, Ms. Newman served as operations manager for PNV.net.

Ms. Newman will be responsible for day-to-day operations of the company. She will oversee the reservation center, bus routes, vendors, and staff.

Ms. Newman attended FAU from 1991 to 1993 and BCC from 1989 to 1991.

Michael Bonkosky, Secretary/Treasurer.   From 1996
to 1999, Mr. Bonkosy provided financial services in
the mortgage banking department of the Bank of
North America.   From 1999 to present, Mr. Bonkosy
has provided similar services in the mortgage
banking department of Homebanc Mortgage Corp.   Mr.
Bonkosky earned an Associates of Science degree in electronics from Duluth Tech. Mr. Bonkosky attended Mesabi State College.

Jane P. Trube, Director

Jane P. Trube serves as Director of Marketing. Ms.
Trube is responsible for contacting and setting up
working relations with all the correctional
facilities we service now and in the future. She
also recruits and oversees hiring of all new
employees.    From 1987 to 1998, Ms. Trube worked
as sales manager for Humana, Inc., a healthcare
corporation.   From 1999 to 2001, Ms. Trube worked
as a sales representative for Murray Biscuit
Corporation.   Ms. Trube obtained an associate of
business degree from Taylor Business College and a Bachelor of Science degree from Monmounth
University.

John Daley, Director

John Daley is the Director of Corporate Marketing
for The Prison Connection. From January 1990 to
September 1995 and from January 1997 to present,
Mr. Daley was and has been general manager of
Deville Companies, a broad based company performing
diversified functions in the areas of property
listing, sale, development, leasing, general
contracting and the development, marketing and sale
of various products and services.   From October
1995 to December 1996, Mr. Daley was senior vice president of Ironstone Development Group, a construction and development company.

Mr. Daley is a graduate of The University of Detroit in Management and Marketing. He has also been a State of Florida Certified General
Contractor and Registered Real Estate Broker for many years. Mr. Daley is past president of The
Florida Atlantic Builders Association; past
Chairman of their Political Action Committee; a
Life Director of The Florida Homebuilders
Association; and an original member of the Institute of Residential Marketing.

William T. McCorkle, Director

Mr. McCorkle is a Managing Director of The Prison
Connection, Inc.   In his position of VP of Sales
and Marketing, Mr. McCorkle will be responsible for the growth and development of all aspects of the business including, sales and marketing, new business initiatives, product service design and development, negotiations with government departments and general management.

From 1999 to present, Mr. McCorkle has been director of national accounts, sales and marketing for Pace Micro Technology, a support services corporation. From 1995-1999, Mr. McCorkle was sales project director, business marketing (1999) and group manager (1998-1999) for Bellsouth
Corporation, a complex business services provider.

Mr. McCorkle earned a Bachelor of Science degree in management with a Computer Science minor from Florida State University in 1981. Mr. McCorkle expects to graduate in mid 2002 with a masters of business administration in e-commerce from

Barrington University.    Mr. McCorkle completed
extensive professional coursework in sales, management, network services and communications.

Remuneration.   No remuneration has been paid to
the executive officers since inception.   Current
executive officers did not assume their positions until fiscal year 2001.

Executive officers will participate in company benefit plans including health insurance, life insurance and future 401K Plans.

Board of Directors Compensation.    Director
liability insurance may be provided to all members
of the Board of Directors.  The Prison Connection,
Inc. has not yet obtained such insurance and does
not have any specifics for available cost and
coverage.   The Prison Connection, Inc. does not
have a specific time frame to obtain the insurance.

No differentiation is made in the compensation of "outside directors" and those officers of The
Prison Connection, Inc. serving in that capacity.

Management Incentive Plan.   We intend to establish
a management incentive plan by which our executive
officers will receive additional annual
compensation based on meeting criteria of growth
relating to our sales and profits.   No specific
criteria has been determined and no written agreements have been entered into with members of management.

During the year ended October 31, 2001, the executive officers were issued the following common shares valued at $.001 per common share as partial compensation.

Jennifer Newman               250,000
Michael Bonkosky               50,000
William McCorkle              150,000

Directors John Daley and Jane Trube received
100,000 and 70,000 common shares respectively as partial compensation.

Upon successfully generating revenue and obtaining a positive cash flow, the following is the estimnated salaries that will be paid.

Name and Position     Year     Salary    Bonus   Other     Total
Jennifer Newman       2002    $185,000     0       0      $185,000
Michael Bonkosky	    2002    $180,000     0       0      $180,000

                Principal Shareholders

There are currently 5,762,000 common shares outstanding. The following tabulates holdings of shares of The Prison Connection by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of The Prison Connection individually and as a group

                         # of shares         % owned       # of shares   % owned after
Name and Address     currently owned(1)   before offering after offering    offering
Jennifer Newman            250,000             4.34%            250,000       4.34%
11957 NW 25 court
Coral Springs, Florida 33065

Michael Bonkosky            50,000              .87%             50,000        .87%
5900 S.W. 19th Street
Plantation, Florida 33317

John Daley                 100,000             1.74%            100,000         0%
1400 N.W. 9th Avenue
Boca Raton,Florida 33411

Jane Trube                  70,000             1.21%             70,000      1.21%
11874 Bay Place
Boca Raton, FL 33428

William McCorkle           150,000             2.60%            150,000      2.60%
P.O.Box 812422
Boca Raton, FL 33481

Officers and Directors
(5 persons) as a group
                           620,000           10.76%             620,000     10.76%

Miriam Wiseman             315,000             5.47%                  0         0%
4169 Sussex Avenue
Lake Worth, Florida 33414

Salvatore Tarantola      2,900,000            50.33%          2,900,000      50.33%
4358 Wellington Shores Drive
Wellington, Florida 33467



Jill DiStefano             365,000             6.33%                  0          0%
16149 Oak Berry Circle
Wellington, Florida 33461

(1)Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.


               Certain Transactions

Salvatore Tarantola, a majority shareholder provides office space for rent free.

Acquisition of Assets.   On June 26, 2001, we
acquired the assets necessary to pursue our current
operations from Salvatore Tarantola.   Pursuant to
the acquisition agreement, we issued 1,500,000
common shares valued at $.001 per common share to
Mr. Tarantola.   The officers and directors
resigned and Mr. Tarantola and Stephen Bis were appointed as interim directors. On September 27, 2001, the new board was elected.

        Shares Eligible for Future Sale

The Prison Connection currently has 5,762,000
shares of common stock outstanding. Of these,
4,762,000 common shares will be deemed to be
restricted securities after the offering.   Other
securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of The
Prison Connection's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person
who is not an affiliate of The Prison Connection
may sell is not so limited.   Nonaffiliates may
each sell without limitation shares held for three
years. The Prison Connection will make application
for the listing of its Shares in the over-the-
counter market.  Sales under Rule 144 may, in the
future, depress the price of The Prison
Connection's Shares in the over-the-counter market,
should a market develop.   Prior to this offering
there has been no public market for the common
stock of The Prison Connection.   The effect, if
any, of a public trading market or the availability
of shares for sale at prevailing market prices
cannot be predicted.   Nevertheless, sales of
substantial amounts of shares in the public market could adversely effect prevailing market prices.

Market for Registrant's Common Equity and
      Related Stockholder Matters

Market Information.     The Prison Connection's
common stock is not listed in the pink sheets or in the OTC Bulletin Board maintained by the NASD.

After the offering, 47,620 common shares will be available to potential resale under the requirements of Rule 144.

Holders.   The approximate number of holders of
record of The Prison Connection's no par value common stock, as of July 31, 2002 was 63.

Dividends.   Holders of The Prison Connection's
common stock are entitled to receive such dividends as may be declared by its board of directors.

           Description of Securities

Our articles of incorporation authorize us to issue up to 50,000,000 common shares, $.001 par value per common share

Common Stock.

Liquidation Rights. Upon liquidation or
dissolution, each outstanding common share will be entitled to share equally in the assets of The
Prison Connection legally available for
distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or
restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefore. The Prison Connection has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of The Prison Connection. Accordingly, future dividends, if any, will depend upon, among other considerations, The Prison Connection's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of The
Prison Connection are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable,
have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent. Florida Atlantic Stock Transfer will act as transfer agent for The Prison
Connection, Inc.

              Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933.
The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;
or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of The Prison
Connection, Inc. may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of The Prison Connection, Inc. The Prison
Connection, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

On June 15, 2002, The Prison Connection dismissed its independent accountant, Randall G. Rogg, CPA.
The board of directors of The Prison Connection recommended that The Prison Connection would be better served by a different firm of independent auditors. On June 15, 2002, The Prison Connection engaged Stark Winter Schenkein & Co., LLP to replace
Randall G. Rogg, CPA as its independent accountants to audit the financial statements of Prison
Connection as of and for the years ended October
31, 2001 and 2000, and for the period from inception to October 31, 2001.

The auditor's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion other than a going concern opinion. It also was not modified as to uncertainty, audit scope, or accounting principles.

During The Prison Connection's last two fiscal years to the date hereof, there were no disagreements between The Prison Connection and Randall G. Rogg, CPA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Randall G. Rogg, CPA would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the last two fiscal years, The Prison
Connection did not consult Stark Winter Schenkein
& Co., LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) or (ii) of
Regulation S-B.

                 Legal Matters

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by J. M. Walker, Attorney-At-Law.

                 Legal Proceedings

The Prison Connection, Inc. is not involved in any legal proceedings as of the date of this prospectus.

Salvatore Tarantola, our majority shareholder, is
currently president of the Prison Express, Inc., a
Florida corporation that, until recently, provided
transport services to families to all county jails
in the State of Florida.   Licensed Owner operated
routes may have been sold to the above individuals
by Salvatore Tarantola or the Prison Express, Inc.,
a Florida Corporation.  There is currently an
investigation with the state of Florida concerning
Salvatore Tarantola and some disgruntled route
owners as to the issuance of certain licensed
routes and certain guarantees that were verbally
given to those route owners.   Although there is no
litigation or formal charges against him, The
Prison Connection does not believe that any subsequent findings of wrongdoing would have an adverse material affect on The Prison Connection, Inc.

           Additional Information

We have filed with the Securities and Exchange
Commission a registration statement under the Act with respect to the securities offered hereby.
This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the Rules and Regulations of the Commission.
For further information with respect to The Prison
Connection, Inc. and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-
SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, DC 20549. ---

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange
Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Jennifer
Newman, President.

The Commission maintains a Web site --
//www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has
been authorized to give any information or to make
any representation other than those contained in
this prospectus.   If given or made, this
information or representation must not be relied on as having been authorized by The Prison Connection, Inc. or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of The Prison Connection, Inc. since the date hereof.

                   Experts

The audited financial statements included in this prospectus have been so included in reliance on the report of Stark Winter Schenkein & Co., LLP,
Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


             Interests of Named
             Experts and Counsel

The experts or counsel named in the prospectus are not affiliated with The Prison Connection, Inc.

               Financial Statements

Index to Financial Statements

Unaudited Balance Sheet dated July 31, 2002
Unaudited Statements of Operations for the nine months ended July 31, 2001 and 2002, and the Period From Inception (November 18, 1997) to
  July 31, 2002
Unaudited Statements of Cash Flows for the Nine
  Months Ended July 31, 2001 and 2002 and the
  Period From Inception (November 18, 1997) to
  July 31, 2002
Notes to Unaudited Financial Statements.

Independent Auditor's Report dated June 20, 2002
Balance Sheet as of October 31, 2001
Statement of Operations for the years ended October
  31, 2000 and 2001, and the Period from Inception
  (November 18, 1997) to October 31, 2001
Statement of Stockholders' Equity for the Period from (inception) November 18, 1997, through
  October 31, 2001
Statements of Cash Flows for the Years ended
  October 31, 2000 and 2001 and the period from inception (November 18, 1997) to October 31, 2001
Notes to Financial Statements

                  The Prison Connection, Inc.
                 (A Development Stage Company)
                         Balance Sheet
                         July 31, 2002
                           (Unaudited)

                             ASSETS

Current Assets:
   Total Current Assets                               $         -
                                                      ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable                                   $      8,000
                                                     ------------
      Total Current Liabilities                             8,000
                                                     ------------
Stockholders' (deficit)
  Common stock, $.001 par value,
    50,000,000 shares authorized,
    5,762,000 shares issued and outstanding                 5,762
  Additional paid in capital                               13,417
 (Deficit) accumulated during the development stage       (27,179)
                                                     ------------
                                                           (8,000)
                                                     ------------

                                                     $          -
                                                     ============

           The Prison Connection, Inc.
          (A Development Stage Company)
             Statements of Operations
For the Nine Months Ended July 31, 2001 and 2002,
   And the Period From Inception (November 18, 1997)
                 to July 31, 2002
                  (Unaudited)

                                                                          Inception to
                                                July 31,     July 31,       July 31,
                                                  2001         2002           2002
                                               ---------    ----------   --------------
Revenue                                       $       -      $       -      $       -
                                              ---------      ---------      ---------
Operating expenses:
  General and administrative expenses               334          9,667         27,179
                                              ---------      ---------      ---------

Net (loss)                                    $    (334)     $  (9,667)     $ (27,179)
                                              =========      =========      =========
Per share information- basic and fully diluted

Weighted average shares outstanding           1,431,604      5,762,000      1,515,466
                                              =========      =========      =========

Net (loss) per share                          $   (0.00)     $   (0.00)     $   (0.02)
                                              =========      =========      =========

           The Prison Connection, Inc.
          (A Development Stage Company)
            Statements of Cash Flows
For the Nine Months Ended July 31, 2001 and 2002, and the Period From Inception (November 18, 1997)
                 to July 31, 2002
                    (Unaudited)

                                                                          Inception to
                                                July 31,     July 31,       July 31,
                                                  2001         2002           2002
                                               ---------    ----------   --------------

Cash flows from operating activities:
Net (loss)                                     $    (334)   $  (9,667)     $  (27,179)
  Adjustments to reconcile net (loss) to net
  cash provided by (used in) operating activities:
  Non cash capital contribution                      334        1,667          11,667
  Issuance of common shares for non cash items         -            -           7,512
  Increase in accounts payable                         -        8,000           8,000
                                               ---------    ---------      ----------
Net cash provided by (used in) operating
     activities                                        -            -               -
                                               ---------    ---------      ----------
Cash flows from investing activities:
Net cash provided by (used in) investing
    activities                                         -            -               -
                                               ---------    ---------      ----------
Cash flows from financing activities:
 Net cash provided by (used in) financing
    activities                                         -            -               -
                                               ---------    ---------      ----------
Net increase in cash                                   -            -               -
Beginning - cash balance                               -            -               -
                                               ---------    ---------      ----------
Ending - cash balance                          $       -    $       -      $        -
                                               =========    =========      ==========
Supplemental cash flow information:
  Cash paid for income taxes                   $       -    $       -      $        -
  Cash paid for interest                       $       -    $       -      $        -


The Prison Connection, Inc.
Notes to Financial Statements
July 31, 2002
(Unaudited)
(1)	Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information.
They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of October
31, 2001 and the two years then ended, and the period from inception to October 31, 2001, including notes thereto.

(2)	Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share."
Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.
Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti dilutive.

(3)	Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period ended July 31, 2002 and the year ended October 31, 2001, the Company incurred a net losses of $9,667 and $13,262 and has a working capital deficit of $8,000 at July 31, 2002. In addition, the Company has no revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity financing for its operations. Failure to secure such financing or to raise additional capital or borrow additional funds may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
The Prison Connection, Inc.

We have audited the accompanying balance sheet of The Prison Connection, Inc. (A Development Stage
Company) as of October 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the years ended October 31, 2000 and 2001 and the period from inception (November 18, 1997) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Prison Connection, Inc. (A
Development Stage Company) as of October 31, 2001, and results of its operations and its cash flows for the years ended October 31, 2000 and 2001 and the period from inception (November 18, 1997) to October
31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses from operations, has a working capital deficit and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in
Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP
Denver, Colorado
June 20, 2002

            The Prison Connection, Inc.
           (A Development Stage Company)
                  Balance Sheet
                 October 31, 2001

ASSETS
Current Assets:
      Total Current Assets                                 $      -
                                                           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Total Current Liabilities                           $      -
                                                          --------
Stockholders' equity:
   Common stock, $.001 par value,
    50,000,000 shares authorized,
    5,762,000 shares issued and outstanding                  5,762
   Additional paid in capital                               11,750
   (Deficit) accumulated during the development stage      (17,512)
                                                          --------
                                                                 -
                                                          --------
                                                          $      -
                                                          ========

See the Accompanying Notes to the Financial Statements

            The Prison Connection, Inc.
           (A Development Stage Company)
             Statements of Operations
  For the Years Ended October 31, 2000 and 2001, and the Period From Inception (November 18, 1997)
             to October 31, 2001

                                        Year Ended    Year Ended    Inception to
                                        October 31,   October 31,   October 31,
                                           2000          2001          2001

Revenue                                 $       -       $       -     $       -
                                        ---------       ---------     ---------
Operating expenses:
  General and administrative expenses         500          13,262        17,512
                                        ---------       ---------     ---------
Net (loss)                              $    (500)      $ (13,262)    $ (17,512)
                                        =========       =========     =========
Per share information- basic
  and fully diluted

Weighted average shares outstanding     1,000,000       2,969,764     1,196,976
                                        =========       =========     =========
Net (loss) per share                    $   (0.00)      $   (0.00)    $   (0.01)
                                        =========       =========     =========

See the Accompanying Notes to the Financial Statements

The Prison Connection, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period From Inception (November 18,
1997), to October 31, 2001

                                                Additional   Deficit Accumulated
                                                  Paid In        During the
                             Common Stock        Capital     Development Stage   Total
                             ------------      -----------   -----------------   -----
                           Shares    Amount
                           ------    ------
Inception                       -    $    -        $    -        $     -    $    -

Shares issued for
 organization expenses
 at $.00275 per share   1,000,000     1,000         1,750              -     2,750
Capital contribution of
  operating expenses            -         -           500              -       500
Net (loss) for
   the period                   -         -             -         (3,250)   (3,250)
                        ---------    ------      --------        -------   -------
Balance October
   31, 1998             1,000,000     1,000         2,250         (3,250)        -

Capital contribution of
  operating expenses            -         -           500              -       500
Net (loss) for the year         -         -             -           (500)     (500)
                        ---------    ------      --------        -------    ------
Balance October
   31, 1999             1,000,000     1,000         2,750         (3,750)        -

Capital contribution of
  operating expenses            -         -           500              -       500
Net (loss) for the year         -         -             -           (500)     (500)
                        ---------    ------      --------        -------    ------
Balance October
   31, 2000             1,000,000     1,000         3,250         (4,250)        -

Shares issued for asset
  purchase at $.001 per
  share                 1,500,000    1,500              -              -     1,500
Shares issued for services
  At $.001 per share    3,262,000    3,262              -              -     3,262
Capital contribution of
  operating expenses            -        -          8,500              -     8,500
Net(loss) for
  the year                      -        -              -        (13,262)  (13,262)
                        ---------  -------       --------        -------   -------
Balance October
  31, 2001              5,762,000  $ 5,762       $ 11,750       $(17,512)  $     -
                        =========  =======       ========       ========   =======

See the Accompanying Notes to the Financial Statements

           The Prison Connection, Inc.
          (A Development Stage Company)
             Statements of Cash Flows
 for the Years Ended October 31, 2000 and 2001, and
   the Period From Inception (November 18, 1997) to
                October 31, 2001

                                    Year Ended       Year Ended          Inception to
                                October 31, 2000   October 31, 2001    October 31, 2001
                                 ---------------    ---------------   ----------------
Cash Flows From
  Operating Activities:
Net (loss)                            $   (500)         $  (13,262)      $   (17,512)
  Adjustments to reconcile net (loss)
  to net cash provided by (used in)
  operating activities:
  Non cash capital contribution            500               8,500            10,000
  Issuance of common shares for
   Non cash items                            -               4,762             7,512
                                     ---------          ----------       -----------
 Net cash provided by (used in)
   operating activities              $       -                   -                 -
                                     ---------          ----------       -----------
Cash flows from investing activities:

Net cash provided by (used in)
   investing activities                      -                   -                 -
                                     ---------          ----------       -----------

Cash flows from financing activities:
Net cash provided by (used in)
   financing activities                      -                   -                 -
                                     ---------          ----------       -----------
Net increase (decrease) in cash
Beginning - cash balance                     -                   -                 -
                                     ---------          ----------       -----------
Ending cash and cash equivalents     $       -          $        -       $         -
                                     =========          ==========       ===========

Supplemental cash flow information:

Cash paid for Income Taxes           $       -          $        -       $         -
Cash paid for Interest               $       -          $        -       $         -

See the Accompanying Notes to the Financial Statements

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on November 18, 1997 in the State of Nevada as Business Advantage No. 8,
Inc. and changed its name to The Prison Connection, Inc. on June 29, 2001. The Company is in the development stage and its intent is to conduct business as a provider of transportation services to families and friends of prison populations. The
Company has chosen October 31 as its year end and had no significant business activity from inception to October 31, 2001.

Revenue Recognition

The Company recognizes revenue upon the completion of services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting
Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, "Disclosures about
Segments of an Enterprise and Related Information."
Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109, "Accounting for
Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.
Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-
Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB
Opinion 25, "Accounting for Stock Issued to
Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Recent Pronouncements

In July 2001, the Financial Accounting Standards
Board (FASB) issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS
141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002;
however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS
142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

Note 2. STOCKHOLDERS' EQUITY

At inception, the Company issued 1,000,000 shares of its common stock for costs and services related to its organization aggregating $2,750, which approximates the fair market value of the costs and services provided. Accordingly, the Company has recorded a charge to operations of $2,750 during the period ended October 31, 1998.

During June 2001 the Company issued 1,500,000 shares of common stock to an affiliate in exchange for a customer list. The value assigned to the shares issued was $.001 per share, which approximates the fair market value of the shares.
The aggregate value of the shares issued of $1,500 has been charged to operations during the year ended October 31, 2001 as the Company determined that the value of the customer list was impaired.
In addition, during September 2001 the Company issued 3,262,000 shares of common stock for services. The value assigned to the shares issued was $.001 per share which approximates the fair market value of the shares. The aggregate value of the shares issued of $3,262 has been charged to operations during the period year ended October 31, 2001.

During the period from inception to October 31, 2001 an affiliate of the Company contributed an aggregate of $10,000 to the capital of the Company consisting of $2,000 in administrative services provided and $8,000 paid for administrative expenses incurred by the Company.

Note 3. INCOME TAXES

The Company accounts for income taxes under SFAS
109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate	  34 %
         Effect of operating losses	 (34)%
	     -

As of October 31, 2001, the Company has a net operating loss carryforward aggregating approximately $17,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2018 through 2021. The deferred tax asset relating to the operating loss carryforward has been fully reserved at October 31, 2001.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to October 31, 2001, the Company incurred a net loss of $17,512. In addition, the Company has no assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SUBSEQUENT EVENTS

During January 2002 the Company filed a Form SB-2 registration statement with the Securities and Exchange Commission whereby it is attempting to register 1,000,000 common shares to be sold by certain selling shareholders at $3.00 per share. The
Company will receive no cash proceeds from this offering but is paying the costs related to the proposed offering. These costs which aggregated
$8,000 through October 31, 2001, have been charged to the operations of the Company.

END OF FINANCIAL STATEMENTS

Until           , 2002 (90 days after the date of
the prospectus), all persons effecting transactions
in the registered securities, whether or not
participating in the offering, may be required to
deliver a prospectus.   These persons are still
obligated to deliver a prospectus when they act as underwriters and when they sell their unsold allotments or subscriptions.

                      PART II
        INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and
Directors.

The By-Laws of The Prison Connection, Inc. provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
THE COMPANY FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND
EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and
Distribution.   Other expenses in connection with
this offering which will be paid by The Prison
Connection, Inc. are estimated to be substantially as follows:

                                           Amount
Payable
Item                                         By
Company
S.E.C. Registration Fees            $    750.00
Printing and Engraving Fees            2,500.00
Legal Fees                            18,000.00
Accounting Fees and Expenses           2,500.00
Miscellaneous                          2,500.00
                                     ----------
Total                               $ 26,250.00

The selling security holders will not pay any expenses in connection with the offering.

Item 26.	Recent Sales of Unregistered
Securities.

On June 26, 2001, we issued 1,500,000 common shares to Salvatore Tarantola in exchange for assets valued at $1,500.

On September 27, 2001, we issued 1,600,000 to
Salatore Tarantola at $.001 per common share for organizational services rendered valued at $1,600.

On September 27, 2001, we issued 1,042,000 common
shares for of $.001 per common share to certain
shareholders who are considered to be owner
operated licensed route holders of the Prison
Express, Inc., a Florida Corporation who provided
advisory services of The Prison Connection, Inc.
The Prison Express, Inc is a corporation in which
Salvatore Tarantola is the president.   It is the
intention of The Prison Connection to purchase some
or all of these owner operated routes.
John Giovagnorio         200,000
Mike Saunders             50,000
Paul Weiner               25,000
Jeff Beyer                25,000
Terri Brookes             25,000
Mickey Fried              25,000
Octavio Sanchez           25,000
Keith Arrindell           25,000
Darrell Carbone           25,000
Andrew Jaggon             25,000
Marvin Lowenhardt         25,000
Walter Hauk               25,000
Joseph Wiseman            25,000
Melanie Waggoner          25,000
Stacy Ryan                25,000
Roger Princenthal         25,000
Ken Hammerman             25,000
Manuel Vasquez            25,000
Yogish Patel              37,000
Kelly Cianfarano          15,000
Tracy Gueiss               5,000
Carlos Salazar            55,000
Gianluca Sorgente         55,000

David Vernon             175,000
Steven Patrou             25,000
John Squadrito            25,000

In addition, Prison Connection issued 620,000 common shares to officers and directors as partial compensation valued at $620 ($.001 per common share).

All of the above issuances were made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors who were provided access to information regarding the company, including but not limited to: risks, operations, shareholdings, management and financial condition.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation
(3.1)             Bylaws
(4)               Specimen certificate for common
                   stock
(5)               Consent and Opinion of Jody M.
                    Walker regarding legality of
                    securities registered under
                    this Registration Statement and
                    to the references to such
                    attorney in the prospectus
                    filed as part of this
                    Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Asset Purchase Agreement
                  between Business Advantage No.
                  8, Inc. and Prison Connection
                  dated June 26, 2001
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable




(23)              Consent of Stark Winter Schenkein
                  & Co., LLP, Certified Public
                  Accountant
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-
2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coral Gables, State of Florida on the 12th day of September 15, 2002.

  The Prison Connection, Inc.
/s/Jennifer Newman
------------------------------
By: Jennifer Newman, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date
/s/Jennifer Newman       President/CEO              09/15/02
--------------------
Jennifer Newman


/s/ Michael Bonkosky     Secretary/Treasurer        09/15/02
--------------------       CFO/Controller
Michael Bonkosky


/s/Jane Trube              Director                 09/15/02
--------------------
Jane Trube


/s/John Daley              Director                 09/15/02
--------------------
John Daley


/s/William T. McCorkle     Director                 09/15/02
--------------------
William T. McCorkle